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                                                                  Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement and Prospectus on Form S-3 of our report dated February 23, 2000, accompanying the consolidated financial statements of PhotoMedex, Inc. and subsidiaries contained in the December 31, 2000 annual report on Form 10-K of PhotoMedex, Inc. We also consent to the use of our name and the statements with respect to us, appearing under the heading "Experts" in the Prospectus.



/s/ HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP
Certified Public Accountants



Orange, California
October 31, 2001